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                                                                    EXHIBIT 99.2


                           FAMILY BARGAIN CORPORATION
              315 East 62nd Street, 6th Floor, New York, NY 10021
                      (212) 980-9670 -- Fax (212) 593-4586

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
Company Contact:                                                                              Investor Relations Contact:
John A.  Selzer                                                                               John Nesbett, ext. 101
President                                                                                     212-838-3777
212-980-9670
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                           FAMILY BARGAIN CORPORATION
                     COMPLETES CAPIN MERCANTILE ACQUISITION



         NEW YORK, NY, NOVEMBER 14, 1995 -- FAMILY BARGAIN CORPORATION (Nasdaq
Symbol: FBAR, Nasdaq Preferred Symbol: FBARP) today announced that it has completed the acquisition of 100% of the stock of Capin Mercantile Corporation. Capin operates 31 Factory 2-U off-price retail stores in Arizona, New Mexico and Texas.

         John A. Selzer, President of Family Bargain, said, "The Factory 2-U acquisition represents the continuing implementation of Family Bargain's growth and expansion strategy in the off-price retailing business. We expect that the addition of Factory 2-U will increase our overall sales volume by over 40% above pre-acquisition level and will substantially enhance our profitability."

         FAMILY BARGAIN CORPORATION operates 133 off-price apparel retail stores which sell primarily first quality clothing for men, women and children at prices which generally are significantly lower than the prices offered by
its competitors.   Stores are located in California, Arizona, New Mexico,
Washington, Nevada, Oregon and Texas.

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